CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated September 28, 2010 on the financial statements of the Astor Long-Short ETF Fund, a series of the Northern Lights Fund Trust as of July 31, 2010 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Northern Lights Fund Trust Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

June 6, 2011